EXHIBIT 10.15


February 21, 2003

Imagis Technologies Inc.
1630 - 1075 West Georgia Street
Vancouver, British Columbia
V6E 3C9

Attention:  Mr. Wayne Smith

Dear Sirs:

Revolving Line of Credit

On the basis of information provided by Imagis Technologies Inc. (the "Borrower"), Altaf Nazerali (the "Lender") hereby establishes in favour of the Borrower a revolving line of credit (the "Line of Credit") on the following terms and conditions:

Maximum Credit Amount: The lesser of Cdn. $200,000 or the total of the current outstanding Trade Account Receivables (as defined in the Security Agreement (hereinafter defined) that are expected to be collectible within 60 days (the "Maximum Credit Amount")

Borrowing and Repayment: The Borrower may borrow, repay and reborrow up to the Maximum Credit Amount outstanding at any one time, provided that any amounts received from the collection of Trade Account Receivables are applied to any outstanding balance of the Line of Credit.

Purpose: The Borrower will use the proceeds of the Line of Credit to assist in its cash flow management.

Term: The term of the Line of Credit shall commence on February 1, 2003 and expire on the earlier of May 31, 2003 or on completion of an equity financing and the Borrower will repay the Line of Credit and interest thereon in full on the earlier of May 31, 2003 or receipt of funds pursuant to an equity financing.

Interest Rate: The Borrower shall pay interest on the outstanding daily balance of the Line of Credit at a floating rate equal at all times to the Prime Rate plus 2.0% per annum calculated monthly, not in advance, on the basis of a year of 365 days. The interest rate shall fluctuate as and when the Prime Rate fluctuates.

Default Interest Rate: Notwithstanding the previous paragraph, the Borrower shall pay interest on any amount of principal or interest on the Line of Credit which is not paid when due at the Prime Rate plus 5% per annum calculated monthly not in advance, on the basis of a year of 365 days. The default interest shall fluctuate as and when the Prime Rate fluctuates.

Prime Rate: In this agreement, "Prime Rate" means the floating commercial loan reference rate of Royal Bank of Canada publicly announced from time to time as its "prime rate" or "reference


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                                     - 2 -

rate" (calculated on the basis of actual number of days elapsed over a year of 365 days), with any change in the Prime Rate to be effective on the date the "prime rate" or "reference rate" changes. For the purposes of the Canada Interest Act, the annual rate of interest to which an interest rate which is calculated on the basis of a year of 365 days is equivalent is the interest rate multiplied by the number of days in the year and divided by 365.

Payment of Business Interest: The Borrower shall pay interest accruing due in each calendar month on the 10th business day of the next calendar month.

Evidence of Indebtedness: As evidence of the indebtedness under the Line of Credit, the Borrower will deliver to the Lender a grid promissory note (the "Note") in the principal amount of $200,000. The Lender is hereby authorized to record on the Note all advances by the Lender under the Line of Credit, all interest accrued thereon and all payments of principal and interest thereon made by the Borrower. The Note will constitute prima facie evidence of the amounts of all such advances, interest and payments and the indebtedness of the Borrower under the Line of Credit from time to time.

Security: As security for its obligations to the Lender in connection with the Line of Credit, the Borrower will deliver to the Lender a Security Agreement (the "Security Agreement") creating a security interest over the Borrower's trade account receivables, subject only to the security interests held by Royal Bank of Canada and AIG Credit Corporation of Canada ("Permitted Encumbrances").

Reporting Requirements: The Borrower will deliver to the Lender a monthly report of outstanding receivables with a reconciliation of payments made and received to substantiate all amounts deposited by the Borrower into the Line of Credit.

Other Covenants: The Borrower will:

     (a) not grant, create, assume or permit to exist any mortgage, charge, lien, pledge, security interest or other encumbrance against any assets or rights of the Borrower or guarantee or become liable for the obligations of any other person, corporation or other entity except those that are Permitted Encumbrances; and

     (b) conduct its business in compliance with all applicable laws and regulations, including without limitation laws and regulations relating to the environment and hazardous, toxic or dangerous substances.

Default: The following shall constitute events of default by the Borrower:

     (a) non-payment within 10 business days after the due date thereof of principal, interest and any other amounts due under this Agreement, the Note or the Security Agreement;

     (b) a breach or default by the Borrower under this Agreement, the Security or any other agreement with the Lender which is not remedied within 14 days after the date of such occurrence;


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                                     - 3 -

     (c) if the Borrower defaults under any other obligation to repay borrowed money;

     (d) if in the opinion of the Lender there is a material adverse change in the financial condition, ownership or operation of the Borrower;

     (e) if proceedings for the dissolution, liquidation or winding-up of the Borrower or for the suspension of the operations of the Borrower are commenced, unless such proceedings are being actively and diligently contested by the Borrower in good faith; or

     (f) in the event of the bankruptcy, liquidation or insolvency of the Borrower or if a receiver or receiver-manager is appointed for all or any part of the business or assets of the Borrower; and

     (g)  if the Borrower ceases to carry on business.

Upon the occurrence of one or more events of default, the Lender may declare the outstanding principal and accrued interest under the Line of Credit to be immediately due and payable and the Lender may exercise its remedies under the Security Agreement or otherwise available to the Lender at law or in equity.

Expenses: The Borrower will pay all costs and expenses incurred from time to time in preparation, negotiation and execution of this Agreement and the Security, and any costs and expenses incurred in the administration or enforcement of this Agreement or any other agreement relating to this Agreement.

Notices: All notices and other communications under this Agreement shall be in writing and shall be sent by delivery or by facsimile transmission addressed as follows:

     (a)  if to the Lender, to:

          Altaf Nazerali
          1300 - 1075 West Georgia Street
          Vancouver, British Columbia  V6E 3C9
          Fax: (604) 684-4601

     (b)  if to the Borrower, to:

          Imagis Technologies Inc.
          1630 - 1075 West Georgia Street
          Vancouver, British Columbia  V6E 3C9
          Fax: (604) 684-9314
          Attention: Mr. Wayne Smith

Severability: If any provision of this Agreement is held by any court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. Without limiting the generality of the foregoing, if the default interest rate provided for in this Agreement is held to be invalid, void or unenforceable, the Borrower shall pay interest on


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                                     - 4 -

any amount of principal or interest which is not paid when due at the Prime Rate plus 2% per annum calculated monthly, not in advance, on the basis of a year of 365 days.

Assignment: No party hereto may assign its rights or obligations under this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld.

Acceptance: This offer expires on February 24, 2003 if not accepted by that date. If this offer is acceptable, please sign the enclosed copy of this Agreement and return it to us.

Yours truly,


Signed, Sealed and Delivered by ALTAF     )
NAZERALI in the presence of:              )
                                          )
Signed "Diane Dallyn"                     )
------------------------------------      ) Signed "Altaf Nazerali"
Witness (Signature)                       ) -----------------------------------
                                          ) ALTAF NAZERALI
Diane Dallyn                              )
------------------------------------      )
Name (please print)                       )
                                          )
4250 Dundas Street                        )
------------------------------------      )
Address                                   )
                                          )
Burnaby, B.C.                             )
------------------------------------      )
City, Province                            )

We acknowledge and accept the foregoing terms and conditions.

IMAGIS TECHNOLOGIES INC.


Per:    [Signed by Wayne Smith]
        --------------------------------
        Authorized Signatory